Exhibit 99.1

Press release

Noble Corporation plc Completes Refinancing of Syndicated Bank Term Loan

SUGAR LAND, TEXAS, December 22, 2022—Noble Corporation plc (“Noble”) (CSE: NOBLE, NYSE: NE) today announced that it has closed a new $350 million secured term loan with a syndicate of banks. The new loan has a three-year maturity and an initial interest rate of Term SOFR plus 3.50%, with margin increases beginning in year two.

Additionally, Noble has paid down and terminated the legacy Maersk Drilling syndicated revolving credit facility and term loan, which had approximately $460 million outstanding, using proceeds from the new syndicated term loan and cash on hand.

Robert W. Eifler, Noble’s President and Chief Executive Officer, commented, “We are pleased to have completed the refinancing of the syndicated bank facilities with a new term loan, which affords us significant financial flexibility. We appreciate the strong support from our bank group and remain encouraged by the outlook for our business as we head into 2023.”

Additional details can be found in a Current Report on Form 8-K to be filed with the SEC. You may obtain these documents for free on the Noble website or by visiting EDGAR or the SEC website at www.sec.gov.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For further information visit www.noblecorp.com or email investors@noblecorp.com.

Contact Noble Corporation

Ian Macpherson

Vice President of Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

IMPORTANT INFORMATION

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

Certain statements in this announcement, including any attachments hereto, may constitute forward-looking statements. Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble and its subsidiaries (collectively, the “Noble Group”) anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

Although Noble believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this announcement, such forward-looking statements are based on Noble’s current expectations, estimates, forecasts, assumptions and projections about the Noble Group’s business and the industry in which the Noble Group operates and/or which has been extracted from publications, reports and other documents prepared by the Noble Group and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other important factors beyond the Noble Group’s control that could cause the Noble Group’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Any forward-looking statements included in this announcement, including any attachment hereto, speak only as of today. Noble does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Noble or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this announcement, including any attachment hereto.